Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS SECOND QUARTER ADJUSTED INCOME FROM
CONTINUING OPERATIONS OF $0.40 PER DILUTED SHARE

COMPARABLE STORE SALES INCREASE 2.8%

COMPANY UPDATES OUTLOOK FOR FISCAL 2015

Columbus, Ohio - August 28, 2015 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $17.7 million, or $0.35 per diluted share, for the second quarter of fiscal 2015 ended August 1, 2015. This result includes a non-recurring, after tax expense of $2.7 million, or $0.05 per diluted share, associated with a merchandise-related legal contingency. Excluding this non-recurring expense, adjusted income from continuing operations totaled $20.4 million, or $0.40 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of income in the range of $0.31 to $0.35 per diluted share. This result compares to income from continuing operations of $17.2 million, or $0.31 per diluted share, for the second quarter of fiscal 2014. Comparable store sales for stores open at least fifteen months increased 2.8% for the second quarter of fiscal 2015, compared to our guidance of +2% to +3%. Net sales for the second quarter of fiscal 2015 increased 1.2% to $1,209.7 million, as our comparable store sales increase was partially offset by a lower store count compared to last year.

For the year-to-date period ended August 1, 2015, income from continuing operations totaled $50.0 million, or $0.95 per diluted share. Excluding the non-recurring legal expense noted above, adjusted income from continuing operations for the year-to-date period ended August 1, 2015, totaled $52.7 million, or $1.00 per diluted share (non-GAAP). This result compares to income from continuing operations of $45.8 million, or $0.81 per diluted share, for the same period in fiscal 2014.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased with our second quarter results. Despite unseasonable weather conditions, Q2 comps increased 2.8% reflecting strength in our winnable and ownable categories and improved consistency in all aspects of our operations. Jennifer continues to respond positively to our strategic improvements in merchandising, marketing, and in-store execution resulting in our sixth consecutive quarter of comp sales growth. Healthy comp sales growth and consistent execution across the business enabled us to exceed earnings expectations for Q2.”

SECOND QUARTER HIGHLIGHTS

•	Adjusted income from continuing operations of $0.40 per diluted share (non-GAAP), a 29% increase compared to income from continuing operations of $0.31 per diluted share last year

•	Comparable store sales increase of 2.8% representing the sixth consecutive quarter of comp store sales growth

•	Operating profit growth, both in dollars and in rate

•	Company returned $175 million to shareholders in the forms of share repurchases and dividend payments

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

	Earnings per Share

	Q2 2015	Q2 2014	YTD 2015	YTD 2014

Continuing operations	$0.35	$0.31	$0.95	$0.81

Impact of non-recurring expense	$0.05	—	$0.05	—

Continuing operations - adjusted basis (1)	$0.40	$0.31	$1.00	$0.81

% Change (2015 versus 2014)	+29%		+23%

(1) Non-GAAP

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2015 at $821 million, compared to $799 million for the second quarter of fiscal 2014. Inventory per store increased compared to last year, partially offset by a lower store count year over year.

We ended the second quarter of fiscal 2015 with $57 million of Cash and Cash Equivalents and $223 million of borrowings under our credit facility compared to $62 million of Cash and Cash Equivalents and $57 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2014. Cash flow generated by our continuing operations (defined as cash provided by operating activities less cash used in investing activities) was focused on returning cash to our shareholders through share repurchases and dividend payments.

Total Cash Returned To Shareholders
As a reminder, on March 4, 2015, our Board of Directors approved a share repurchase program (“2015 Share Repurchase Program”) providing for the repurchase of up to $200 million of our common shares. During the second quarter of fiscal 2015, we exhausted the 2015 Share Repurchase Program by investing $165 million to purchase 3.6 million shares. On a year-to-date basis, we completed our March 2015 Share Repurchase Program by investing $200 million to repurchase 4.4 million shares. Common shares acquired through the 2015 Share Repurchase Program are available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced in a separate press release earlier today, on August 27, 2015, our Board of Directors declared a quarterly cash dividend of $0.19 per common share. This dividend payment of approximately $9.5 million is payable on September 25, 2015, to shareholders of record as of the close of business on September 11, 2015.

The combination of share repurchase activity and our quarterly dividend payments represents approximately $220 million returned to shareholders during the first half of fiscal 2015.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q3 2015 GUIDANCE

•	Provides initial Q3 guidance for continuing operations of a loss of $0.04 to income of $0.01 per share, compared to a loss from continuing operations of $0.06 per share for the same period last year

•	Provides initial Q3 guidance for comparable store sales increase in the range of 2% to 3%

For the third quarter of fiscal 2015, we estimate continuing operations will be in the range of a loss of $0.04 to income of $0.01 per share, compared to a loss from continuing operations of $0.06 per share for the third quarter of fiscal 2014. This guidance is based on an estimated comparable store sales increase in the 2% to 3% range compared to a 1.4% comparable store sales increase in the third quarter of fiscal 2014. We expect operating profit improvement driven by higher sales, a flat gross margin rate, and a lower expense rate.

FISCAL Q4 2015 GUIDANCE

•
Provides initial Q4 guidance for income from continuing operations of $1.95 to $2.00 per diluted share, compared to income from continuing operations of $1.76 per diluted share for the same period last year

•	Provides initial Q4 guidance for comparable store sales increase in the range of 1% to 2%

For the fourth quarter of fiscal 2015, we estimate income from continuing operations will be in the range of $1.95 to $2.00 per diluted share, compared to income from continuing operations of $1.76 per diluted share for the fourth quarter of fiscal 2014. This guidance is based on an estimated comparable store sales increase in the 1% to 2% range compared to a 2.9% comparable store sales increase in the fourth quarter of fiscal 2014. We expect operating profit improvement driven by higher sales, a flat gross margin rate, and a lower expense rate.

FISCAL 2015 GUIDANCE

•
Updates outlook for fiscal 2015 adjusted income from continuing operations to be in the range of $2.90 to $3.00 per diluted share (non-GAAP), representing an 18% to 22% increase compared to fiscal 2014 income from continuing operations of $2.46 per diluted share

•	Affirms comparable store sales in the range of a low single digit increase for fiscal 2015

•	Affirms cash flow of $175 million for fiscal 2015

Based on operating results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2015 noted above, we now estimate fiscal 2015 adjusted income from continuing operations to be in the range of $2.90 to $3.00 per diluted share (non-GAAP) compared to our previous guidance of $2.80 to $2.90 per diluted share and income from continuing operations of $2.46 per diluted share for fiscal 2014. This outlook is based on a comparable store sales increase in the low single digit range, total sales approximately flat, a slightly higher gross margin rate, and a lower expense rate. We estimate this financial performance will result in cash flow of approximately $175 million.

Earnings per Share	Full Year

	2015 Guidance	2014

Continuing operations	$2.85 - $2.95	$2.46

Impact of non-recurring expense	$0.05	—

Continuing operations - adjusted basis (1)	$2.90 - $3.00	$2.46

(1) Non-GAAP

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2015. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 11, 2015. A replay of this call will also be available beginning today at 12:00 noon through September 11 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 2289391. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,463 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 1	AUGUST 2
	2015	2014
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$57,363	$62,033
Inventories	821,444	799,479
Deferred income taxes	43,691	53,464
Other current assets	106,236	121,801
Total current assets	1,028,734	1,036,777

Property and equipment - net	578,802	551,452

Deferred income taxes	15,968	12,937
Other assets	40,859	41,226
	$1,664,363	$1,642,392

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$365,640	$379,992
Property, payroll and other taxes	79,140	78,136
Accrued operating expenses	72,593	60,235
Insurance reserves	41,282	37,609
Accrued salaries and wages	34,955	33,167
Income taxes payable	1,244	1,552
Total current liabilities	594,854	590,691

Long-term obligations under bank credit facility	223,200	56,500

Deferred rent	64,387	71,064
Insurance reserves	56,485	55,840
Unrecognized tax benefits	18,020	17,985
Other liabilities	66,885	27,691

Shareholders' equity	640,532	822,621
	$1,664,363	$1,642,392

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 1, 2015		AUGUST 2, 2014
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,209,686	100.0	$1,195,363	100.0
Gross margin	475,834	39.3	469,527	39.3
Selling and administrative expenses	414,305	34.2	412,142	34.5
Depreciation expense	30,992	2.6	29,443	2.5
Operating profit	30,537	2.5	27,942	2.3
Interest expense	(969)	(0.1)	(510)	(0.0)
Other income (expense)	(1,742)	(0.1)	0	0.0
Income from continuing operations before income taxes	27,826	2.3	27,432	2.3
Income tax expense	10,115	0.8	10,220	0.9
Income from continuing operations	17,711	1.5	17,212	1.4
(Loss) Income from discontinued operations, net of tax benefit of $48 and $3,841, respectively	(75)	(0.0)	2,726	0.2
Net income	$17,636	1.5	$19,938	1.7

Earnings per common share - basic (a)
Continuing operations	$0.35		$0.31
Discontinued operations	(0.00)		0.05
Net income	$0.35		$0.36

Earnings per common share - diluted (a)
Continuing operations	$0.35		$0.31
Discontinued operations	(0.00)		0.05
Net income	$0.34		$0.36

Weighted average common shares outstanding
Basic	50,831		54,991
Dilutive effect of share-based awards	505		698
Diluted	51,336		55,689

Cash dividends declared per common share	$0.19		$0.17

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 1, 2015		AUGUST 2, 2014
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,490,141	100.0	$2,476,634	100.0
Gross margin	979,950	39.4	963,083	38.9
Selling and administrative expenses	834,551	33.5	829,688	33.5
Depreciation expense	62,217	2.5	58,268	2.4
Operating profit	83,182	3.3	75,127	3.0
Interest expense	(1,465)	(0.1)	(860)	(0.0)
Other income (expense)	(1,714)	(0.1)	0	0.0
Income from continuing operations before income taxes	80,003	3.2	74,267	3.0
Income tax expense	29,984	1.2	28,474	1.1
Income from continuing operations	50,019	2.0	45,793	1.8
Loss from discontinued operations, net of tax benefit of $108 and $12,796, respectively	(170)	(0.0)	(22,507)	(0.9)
Net income	$49,849	2.0	$23,286	0.9

Earnings per common share - basic (a)
Continuing operations	$0.96		$0.82
Discontinued operations	(0.00)		(0.40)
Net income	$0.96		$0.42

Earnings per common share - diluted (a)
Continuing operations	$0.95		$0.81
Discontinued operations	(0.00)		(0.40)
Net income	$0.95		$0.41

Weighted average common shares outstanding
Basic	51,959		56,001
Dilutive effect of share-based awards	536		630
Diluted	52,495		56,631

Cash dividends declared per common share	$0.38		$0.17

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 1, 2015	AUGUST 2, 2014
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$29,138	$55,003

Net cash used in investing activities	(35,550)	(22,124)

Net cash used in financing activities	(3,416)	(37,888)

Impact of foreign currency on cash	—	(119)

Decrease in cash and cash equivalents	(9,828)	(5,128)
Cash and cash equivalents:
Beginning of period	67,191	67,161
End of period	$57,363	$62,033

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 1, 2015	AUGUST 2, 2014
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$116,663	$157,169

Net cash used in investing activities	(64,302)	(37,608)

Net cash used in financing activities	(47,259)	(131,296)

Impact of foreign currency on cash	—	5,139

Increase (decrease) in cash and cash equivalents	5,102	(6,596)
Cash and cash equivalents:
Beginning of period	52,261	68,629
End of period	$57,363	$62,033

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the second quarter of 2015 and the year-to-date 2015 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2015 - Thirteen weeks ended August 1, 2015

	As Reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$414,305	$(4,487)	$409,818
Selling and administrative expense rate	34.2%	(0.4%)	33.9%
Operating profit	30,537	4,487	35,024
Operating profit rate	2.5%	0.4%	2.9%
Income tax expense	10,115	1,776	11,891
Effective income tax rate	36.4%	0.4%	36.8%
Income from continuing operations	17,711	2,711	20,422
Net income	17,636	2,711	20,347
Diluted earnings per share from
continuing operations	$0.35	$0.05	$0.40
Diluted earnings per share	$0.34	$0.05	$0.40

Year-to-date 2015 - Twenty-six weeks ended August 1, 2015

	As Reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$834,551	$(4,487)	$830,064
Selling and administrative expense rate	33.5%	(0.2%)	33.3%
Operating profit	83,182	4,487	87,669
Operating profit rate	3.3%	0.2%	3.5%
Income tax expense	29,984	1,776	31,760
Effective income tax rate	37.5%	0.1%	37.6%
Income from continuing operations	50,019	2,711	52,730
Net income	49,849	2,711	52,560
Diluted earnings per share from
continuing operations	$0.95	$0.05	$1.00
Diluted earnings per share	$0.95	$0.05	$1.00

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.